Exhibit 16.1

Gary Kriner, CPA
Williamsville, NY

January 30, 2002

Securities and Exchange Commission
Washington, D.C.  20549

Re:  V-GPO, Inc.
File No. 000-30101

Dear Sir or Madam:

     I have read Item 4 of the Form 8-K of dated January 30, 2002, and agree with the statement contained thereon.

/s/ GARY KRINER, CPA GARY KRINER, CPA